Exhibit 23.1

                       Consent of Independent Accountants

   We consent to the incorporation by reference in the registration statements of Signal Technology Corporation on Form S-8 (File No. 33-78248 and 33-78250) of our report dated January 27, 1997, on our audits of the consolidated financial statements and financial statement schedule of Signal Technology Corporation and Subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in this Annual Report on Form 10-K.



San Jose, California                                    COOPERS & LYBRAND L.L.P.
March 28, 1997

40 SIGNAL TECHNOLOGY CORPORATION